Exhibit 10.2

LANTHEUS HOLDINGS, INC.

2017 Employee Stock Purchase Plan

1.	Purpose. This Lantheus Holdings, Inc. Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and be exempt from the requirements of Section 409A of the Code and the Plan will be interpreted in a manner that is consistent with that intent.

2.	Definitions. As used in the Plan, the following capitalized terms have the following meanings:

(a)	“Avista Entity” means Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, or ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

(b)	“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d)	“Business Combination” has the meaning set forth in the definition of Corporate Transaction.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended. Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated under that section of the Code.

(f)	“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or its authorized delegates to the extent of such delegation, as applicable.

(g)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(h)	“Company” means Lantheus Holdings, Inc., a Delaware corporation, including any successor thereto.

(i)	“Compensation” means base salary or wages (as applicable) paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary (before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan), including overtime, shift differentials, vacation pay, holiday pay, sick pay, jury duty pay and funeral leave pay, but excluding annual bonuses, other bonuses and awards, commissions, car allowances, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses and income realized in connection with stock options or other equity-based awards.

(j)	“Corporate Transaction” means the occurrence of one of the following events:

(i)

Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (B) any acquisition of Outstanding Company Voting Securities by (x) the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries, or (y)(i) one

or more Avista Entities or a “group” (as such term is used in Section 13(d) of the Exchange Act) in which an Avista Entity is a member and, (ii) after such acquisition, one or more Avista Entities holds more than ten percent (10%) of the outstanding voting securities of the Company or such acquiring Person.

(ii)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (A) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(iii)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(k)	“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(l)	“Effective Date” means the date as of which the Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19(k).

(m)	“Employee” means any individual who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with that employer. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months (or any other period of time specified in Treasury Regulation Section 1.421-1(h)(2)) and the individual’s right to re-employment is not guaranteed by applicable law or contract, the employment relationship will be deemed to have terminated on the first day immediately following that three-month period (or any other period specified in Treasury Regulation Section 1.421-1(h)(2)).

(n)	“Eligible Employee” means an Employee who (i) customarily works at least twenty (20) hours per week and (ii) is employed by the Company or a Participating Subsidiary on the last day of enrollment period for the next Offering Period. Notwithstanding the foregoing, the Committee may establish additional eligibility requirements for any Offering that has not yet commenced, provided that such additional eligibility requirements are not inconsistent with Section 423 of the Code.

(o)	“Enrollment Form” means an agreement, in a form (including an electronic form) acceptable to the Committee, pursuant to which an Eligible Employee may elect to (i) participate in an Offering Period under the Plan, (ii) stop payroll deductions and withdraw from an Offering Period, and/or (iii) request a refund of his or her accumulated payroll deductions for an Offering Period.

(p)	“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(q)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, with respect to a share of Common Stock as of any date, the closing price on that date, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed (or, if the Common Stock was not traded on that date, then on the next preceding trading day that the Common Stock was traded on that exchange), as reported in The Wall Street Journal. In the absence of an established market for the shares of Common Stock, the Fair Market Value will be determined in good faith by the Committee consistent with the requirements of Section 423 of the Code, and that determination will be conclusive and binding on all persons.

(s)	“Offering Date” means the first Trading Day of each Offering Period.

(t)	“Offering” or “Offering Period” means a period of six (6) months beginning each March 14 and September 14 of each year, or such other period established pursuant to Section 5 of the Plan (but not to exceed twenty-seven (27) months).

(u)	“Outstanding Company Voting Securities” has the meaning set forth in the definition of Corporate Transaction.

(v)	“Participant” means an Eligible Employee who is actively participating in the Plan.

(w)	“Participating Subsidiaries” means Lantheus Medical Imaging, Inc. and any other Subsidiaries that may be designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

(x)	“Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(y)	“Plan” means this Lantheus Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.

(z)	“Purchase Date” means the last Trading Day of each Offering Period.

(aa)	“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, or such other amount specified by the Committee to the extent permitted under Section 423 of the Code; provided that the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)	“Subsidiary” means any corporation or other entity, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not that corporation or entity exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with Section 424(f) of the Code.

(dd)	“Successor Entity” has the meaning set forth in the definition of Corporate Transaction.

(ee)	“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee.

3.

Administration. The Plan will be administered by the Committee, which will have the authority and discretion to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan (including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code). The

Committee may correct any defect or omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee will be final and binding on all persons. The Committee may delegate its authority under the Plan to one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. All expenses of administering the Plan will be borne by the Company.

4.	Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period will be eligible to participate in that Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee will be granted an option under the Plan if either (i) immediately after the grant of the option, that Eligible Employee would own stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, determined in accordance with Section 424(d) of the Code, or (ii) that option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of that stock (determined at the time the option is granted) for each calendar year in which that option is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

5.	Offering Periods. The Plan will be implemented by a series of separate Offering Periods, each of which will be six (6) months in duration, with new Offering Periods commencing on or about March 14 and September 14 of each year (or such other time or times as may be determined by the Committee). The first Offering Period under the Plan will commence on March 14, 2017, which shall also be the first Offering Date. The Committee will have the authority to change the duration, frequency, start and end dates of Offering Periods to the extent permitted by Section 423 of the Code.

6.	Participation.

(a)	Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan by properly completing an Enrollment Form and submitting it to the Company prior to the commencement of the Offering Period, at such time as may be specified and in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions on each payroll date occurring during the applicable Offering Period in the whole percentage of Compensation for such payroll period as he or she elects (but not to exceed ten percent (10%), unless otherwise determined by the Committee prior to the applicable Offering Period). Payroll deductions will commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company will credit each Participant’s payroll deductions during an Offering Period to a notional account, but will have no obligation to pay interest on payroll deductions or to hold those amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan. During an Offering Period, payroll deduction authorizations may not be increased or decreased, except that a Participant may terminate his or her payroll deductions in accordance with Section 10(a) of the Plan.

(b)	Automatic Re-enrollment. The payroll deduction rate selected in the Enrollment Form will remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(a), (b) withdraws (or is deemed to withdraw) from the Plan in accordance with Section 10 or (c) terminates employment or otherwise becomes ineligible to participate in the Plan or an Offering.

7.	Grant of Option. On each Offering Date, each Eligible Employee who elected to participate in the applicable Offering Period will be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions for the applicable Offering Period by the applicable Purchase Price; provided, however, that in no event will any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Sections 4 and 13).

8.	Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of the applicable Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account as of the Purchase Date. No fractional shares may be purchased. Any balance remaining in a Participant’s notional account following the Purchase Date will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward and credited to the Participant’s notional account for the following Offering Period, unless the Participant ceases to be an Eligible Employee or elects not to participate in the following Offering Period in accordance with the terms of the Plan, in which case the balance of his or her notional account shall be refunded.

9.	Transfer of Shares.

(a)	Settlement of Purchase of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with that Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted under the Plan until those shares have been actually delivered pursuant to this Section 9.

(b)	Six (6) Month Holding Requirement. The Plan is intended to encourage Employee share ownership and align the interests of Employees more closely with the interests the Company’s shareholders. Accordingly, unless otherwise determined by the Committee, shares of Common Stock purchased upon exercise of a Participant’s option under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant until the sixth (6)-month anniversary of the applicable Purchase Date. Any attempt to assign, transfer, pledge or otherwise dispose of those shares in contravention of this Section 9(b) will be null, void and without effect. This six (6)-month holding requirement will cease on the effective date of a Corporate Transaction.

(c)	Sales of Shares. Transactions involving any shares of Common Stock purchased under the Plan are subject to, without limitation, (i) the Company’s Policy on Insider Trading and Corporate Communications, (ii) applicable securities laws, including insider trading laws, and (iii) for those Participants designated as “affiliates” and/or “Section 16 Insiders” of the Company, Rule 144 and/or Section 16 reporting and other requirements, as applicable.

10.	Withdrawal.

(a)	Withdrawal Procedure. A Participant may irrevocably withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to decrease his or her rate of payroll deductions to zero and to withdraw at least fifteen (15) days before the Purchase Date (and if the Participant intends to revoke automatic re-enrollment for future Offering Periods, he or she should so indicate in that revised Enrollment Form). If a Participant irrevocably withdraws from an Offering, he or she may elect to be refunded the accumulated balance of his or her notional account or to allow the accumulated balance to purchase shares on the Purchase Date. If elected, the accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) will be paid to the Participant reasonably promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option will be automatically terminated. If a Participant withdraws (or is deemed to withdraw) from an Offering Period, he or she cannot thereafter participate in that same Offering Period.

(b)	Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.	Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in each case occurs at least fifteen (15) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) will be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to those amounts under Section 17, and the Participant’s option under any then-current Offering will be automatically terminated. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions will be used to purchase shares on the Purchase Date, unless otherwise elected by the Participant in accordance with Section 10.

12.	Interest. No interest will accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13.	Shares Reserved for Plan.

(a)	Number of Shares. Subject to adjustment pursuant to Section 18, a total of 250,000 shares of Common Stock have been reserved as authorized and available for purchase pursuant to the exercise of options granted under the Plan. The shares of Common Stock delivered upon the exercise of options under the Plan may be newly-issued shares, treasury shares or shares acquired on the open market. For the avoidance of doubt, if any option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such option will remain available for purchase pursuant to the exercise of options granted under the Plan.

(b)	Over-Subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan will permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in that Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company will make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as reasonably practicable and as the Committee determines to be equitable, and the Committee’s determinations will be final and binding on all Participants. In such event, the Committee shall give written notice to each Participant of such reduction and shall reduce the rate of payroll deductions, if necessary.

14.	Transferability. No payroll deductions credited to a Participant’s notional account, nor any rights with respect to the exercise of an option or any rights to receive Common Stock under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of any rights or amounts in contravention of this Section 14 will be null, void and without effect.

15.	Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company will not be required to segregate any payroll deductions or contributions from its general assets.

16.	Statements. Each Participant will be provided with statements at least annually which will set forth the contributions made by that Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased and any payroll deduction amounts remaining in that Participant’s notional account.

17.	Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock from the Participant’s ESPP Share Account under the Plan and any accumulated balance in the Participant’s notional account, in each case, in the event of that Participant’s death.

18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)	Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to number and type of shares that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b)	Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor or a parent or Subsidiary of that successor. If the successor corporation refuses to assume or substitute the option, the Committee may (i) cancel each outstanding option and return the balance in each Participant’s notional account to the Participant or (ii) pursuant to Section 19(i), terminate the Offering Period with respect to which the option relates by setting a new Purchase Date on which the Offering Period will end. Any such new Purchase Date will be determined by the Committee and will occur before the effective date of the Corporate Transaction. Prior to any new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on that date, unless before that time, the Participant has withdrawn from the Offering in accordance with Section 10 or has been deemed to withdraw in accordance with Section 11.

19.	General Provisions.

(a)	Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan will have the same rights and privileges.

(b)	No Right to Continued Service. Neither the Plan nor any option granted under the Plan will confer on any Participant the right to continue as an Employee or in any other capacity.

(c)	Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan only after the shares are transferred to the Participant or the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock subject to an option under the Plan until that Participant becomes a shareholder as provided above.

(d)	Successors and Assigns. The Plan will be binding on the Company and its successors and assigns.

(e)	Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f)	Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock will not be issued with respect to an option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares of Common Stock pursuant to that option will comply with all applicable provisions of laws and regulations, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed.

(g)	Notice of Disqualifying Dispositions. Each Participant will give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if that disposition or transfer is made within two (2) years after the Offering Date.

(h)	Term of Plan. The Plan will become effective on the Effective Date and, unless terminated earlier pursuant to Section 19(i) or Section 19(k), will have a term of ten years from the Effective Date.

(i)	Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. Any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the Company’s shareholders within twelve (12) months before or after its adoption. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately, on the next scheduled Purchase Date (which may, in the discretion of the Committee, be accelerated) or at such other date as the Committee may specify and may elect to return the balance of each Participant’s notional account or permit outstanding options to be exercised on the next scheduled Purchase Date. If the Plan is terminated, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j)	Applicable Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, interpretation and application of the Plan, without regard to that state’s conflict of law rules.

(k)	Shareholder Approval. The Plan will be subject to approval by Company shareholders within twelve (12) months before or after the date the Plan is adopted by the Board. In the event that shareholder approval is not obtained before the first Purchase Date under the Plan, all options to purchase shares of Common Stock under the Plan will be cancelled and become null and void.

(l)	Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code will be reformed to comply with Section 423 of the Code.

(m)	Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(n)	Severability. If any provision of the Plan will for any reason be held to be invalid or unenforceable, that invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed as if that invalid or unenforceable provision were omitted.

(o)	Headings. The headings of sections in the Plan are included solely for convenience and will not affect the meaning of any of the provisions of the Plan.

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